PRICING SUPPLEMENT NO. 12                                    Rule 424(b)(3)
DATED: January 30, 2004                                      File No. 333-109793
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)

                                 $10,668,950,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $35,000,000   Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date: 2/4/2004   Fixed Rate Notes [ ]      Certificated Notes [ ]

Maturity Date: 2/4/2008         CUSIP#: 073928D75

Option to Extend Maturity:      No  [x]
                                Yes [ ] Final Maturity Date:

                                                 Optional              Optional
                          Redemption             Repayment             Repayment
Redeemable On              Price(s)               Date(s)              Price(s)
-------------             ----------             ---------             ---------

     N/A                     N/A                    N/A                   N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                          Maximum Interest Rate: N/A

[ ]   Commercial Paper Rate                   Minimum Interest Rate: N/A

[ ]   Federal Funds Effective Rate

[ ]   Federal Funds Open Rate                 Interest Reset Date(s): *

[ ]   Treasury Rate                           Interest Reset Period: Quarterly

[ ]   LIBOR Reuters                           Interest Payment Date(s): **

[x]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate: 1.33%                  Interest Payment Period: Quarterly

Index Maturity: Three Months

Spread (plus or minus): +0.20%

*     On the 4th of each May, August, November and February prior to Maturity.

** On the 4th of each May, August, November and February including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.